UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
______________________

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 9, 2020
 ______________________
HOLOGIC, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________
Delaware
(State or Other Jurisdiction of Incorporation)

1-36214	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

250 Campus Drive,
Marlborough,
MA	01752
(Address of Principal Executive Offices)	(Zip Code)

(508) 263-2900
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
 ______________________
Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	HOLX	The NASDAQ Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Earlier today, the U.S. Department of Health and Human Services posted a press release announcing that their Office of the Assistant Secretary for Preparedness and Response, through its Biomedical Advanced Research and Development Authority (BARDA), will contribute $699,000 to accelerate Hologic’s development of a test that detects the genetic material of SARS-CoV-2, the virus that causes COVID-19, for use on Hologic’s fully-automated, high-throughput Panther Fusion system, which can provide results in less than three hours. The Panther Fusion system provides complete sample-to-result automation with minimal user interaction and offers a broad menu of FDA-cleared tests to detect common respiratory viruses from a single patient sample.

Cautionary Note Regarding Forward-Looking Statements. The information in this Form 8-K contains forward-looking statements that involve certain risks and uncertainties which could cause actual results to differ materially from those expressed or implied by these statements. Such risks and uncertainties include the ability to develop a successful assay, the ability to obtain Emergency Use Authorization or other necessary regulatory clearances or approvals for the assay, demand for the assay once developed and the ability to manufacture the assay to meet demand. The Company does not undertake to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2020	HOLOGIC, INC.

	By:	/s/ John M. Griffin
John M. Griffin General Counsel